Exhibit 10.19

DIRECTOR INDEMNITY AGREEMENT

This Agreement is made and entered into as of this 1st day of January, 2010, by and between Novavax, Inc., a Delaware corporation (the “Company”), and _______________________ (“Indemnitee”), who is currently serving the Company in the capacity of a director and/or officer thereof.

WITNESSETH:

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions and of the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated By-laws, as amended (the “By-laws”) of the Company, and the vagaries of public policy, are too uncertain to provide directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they become personally exposed as a result of performing their duties in good faith for the Company; and

WHEREAS, the Company and the Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors and officers of a corporation unless they are protected to the fullest extent permitted by law by comprehensive insurance or indemnification; and

WHEREAS, the General Corporation Law of the State of Delaware, which sets forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and, thus, does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors, provided such persons have met the applicable standard of conduct; and

WHEREAS, the Company desires to have Indemnitee continue to serve as a director and/or officer of the Company, and, if applicable, to serve in any other capacity as agreed by the Company and the Indemnitee, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his or her acting in good faith in the performance of his or her duty to the Company; and Indemnitee desires to continue to serve (provided that he or she is furnished the indemnity provided for hereinafter) as a director and/or officer of the Company and, if applicable, to serve in any other capacity as agreed by the Indemnitee and the Company; and

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent, and necessary to obtain or retain Indemnitee’s service to and on behalf of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

1.           Agreement to Serve. Indemnitee agrees to continue to serve as a director and/or officer of the Company and, as Indemnitee and the Company may agree, in any other capacity for the Company and/or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, for so long as he or she is duly elected or appointed and qualified in accordance with the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-laws of the Company, or until such time as he or she tenders a resignation. The Company acknowledges that the Indemnitee is relying on this Agreement in so serving.

2.           Definitions. As used in this Agreement:

(a)           The term “Proceeding” shall mean any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the Company), any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding. The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body. The Board of Directors shall not make a determination as to the final disposition of a Proceeding.

(b)           “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least a majority of the members of the Board of Directors of the Company in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least a majority of the members of the Board of Directors of the Company then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this subsection (b), individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(c)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)           The term “Expenses” includes, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(e)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)           References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any (i) excise taxes assessed with respect to any employee benefit plan and (ii) penalties; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acts in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3.           Indemnity in Third Party Proceedings. Subject to Sections 8 and 9, the Company shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted or required by the laws of the State of Delaware in effect as of the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company) by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with such Proceeding or any claim, issue or matter therein, provided the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 3, subject to Section 8 below.

4.           Indemnity in Proceedings By or In the Right of the Company. Subject to Sections 8 and 9, the Company shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted or required by the laws of the State of Delaware in effect as of the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with the defense or settlement of such Proceeding or any claim, issue or matter therein, provided the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful, and except that no indemnification shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or other court in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Delaware Court of Chancery or other court in such Proceeding shall deem proper. Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 4, subject to Section 8 below.

5.           Reimbursement for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, a witness at the Company’s request in any Proceeding to which Indemnitee is not a party, he or she shall be reimbursed against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection therewith upon Indemnitee’s written request therefor.

6.           Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise (whether partially or in full) in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection therewith. For purposes of this Section 6, and without limitation, the termination of any claim, issue or matter in any Proceeding referred to in Sections 3 and/or 4 of this Agreement by dismissal shall be deemed to be a successful result as to such claim, issue or matter.

7.           Advances of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Proceeding or any claim, issue or other matter therein of any and all Expenses incurred by Indemnitee in defense of such Proceeding or any claim, issue or other matter therein. Without limiting the generality or effect of the foregoing, within 10 business days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay any amounts actually advanced to Indemnitee that, at the final disposition of the Proceeding to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Proceeding; and provided further the Company receives an undertaking by or on behalf of Indemnitee (“Indemnitee Undertaking”) to repay such amount paid, advanced or reimbursed to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. The Indemnitee Undertaking shall be substantially on the form of Exhibit A to this Agreement and shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

8.           Notice and Defense of a Proceeding. As a condition precedent to the right to be indemnified or receive advancement of Expenses, the Indemnitee must notify the Company in writing as soon as practicable of any Proceeding for which indemnity will or could be sought. With respect to any such Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided in this Section 8. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and other Expenses of counsel for the Indemnitee shall be at the expense of and borne by the Company, except as otherwise expressly provided by this Agreement, and in no event shall the Company be required to bear the expense of more than one counsel for all Indemnitees with respect to a Proceeding. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Proceeding brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

9.           Procedure for Determination of Entitlement to Indemnification.

(a)           To obtain indemnification or advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses.

(b)           It is the express intention of the parties that the Indemnitee be entitled to indemnification hereunder to the fullest extent permitted by Delaware law. Without limiting the generality or effect of the immediately preceding sentence, and without excluding any other basis upon which Indemnitee may be found to be entitled to indemnification hereunder, the Indemnitee shall be entitled to indemnification hereunder if (i) Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful, or (ii) Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or any claim, issue or matter therein.

(c)           Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors of the Company, or (B) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee, or (C) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question, or (D) a court of competent jurisdiction. If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 60 days after receipt by the Company of the request for indemnification required pursuant to Section 9(a) hereof. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in cooperating with the person, persons or entity making the determination discussed in this Section 9(c) with respect to Indemnitee’s entitlement to indemnification, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(d)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(c) hereof, the Independent Counsel shall be selected as provided in this Section 9(d). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors of the Company, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors of the Company, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section 9.

(e)           Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee is ever served with process or makes an appearance in that Proceeding.

10.         Presumptions and Effect of Certain Provisions.

(a)           Neither the failure of the Company (including its Board of Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to Section 11 of this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of a request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, which if such fact were previously known, the Indemnitee would not have been entitled to indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 60 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(d)           For purposes of any determination of whether Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful (collectively, “Good Faith”), Indemnitee shall be deemed to have acted in Good Faith if, with respect to Indemnitee’s action, Indemnitee relied in good faith on the records or books of account of the Company and any other corporation, partnership, joint venture, trust, or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent (“Enterprise”), or on information, opinions, reports or statements, including financial statements and other financial information, concerning the Enterprise or any other Person which were prepared or supplied to Indemnitee by: (i) one or more officers or employees of the Enterprise; (ii) appraisers, engineers, investment bankers, legal counsel or other Persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those Persons and who have been selected with reasonable care by or on behalf of the Company or Enterprise; and (iii) any committee of the Board of Directors or equivalent managing body of the Enterprise of which Indemnitee is or was, at the relevant time, not a member. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)           The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

11.         Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made within the time period provided in Section 9(c) after receipt by the Company of the written request for indemnification, (iv) reimbursement or payment of indemnification is not made pursuant to Section 5, Section 6 and/or Section 9(b)(ii), within 60 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or Section 4 of this Agreement is not timely made after a determination has been made, or deemed to have been made, that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery or a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment by the highest court in Delaware. The Board of Directors shall not make a determination as to the final disposition of such adjudication.

(b)           In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)           If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, which if such fact were previously known, the Indemnitee would not have been entitled to indemnification or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 2(d) of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication.

(e)           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

12.         Indemnification and Advancement of Expenses Under this Agreement Not Exclusive; Survival of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or By-laws of the Company, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. No amendment or alteration of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment or alteration. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.         Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with such Proceeding, or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

14.         Rights Continued. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company, and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

15.         No Construction as an Employment Agreement or Any Other Commitment. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as an officer of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated or reelected as a director of the Company, if Indemnitee currently serves as a director of the Company.

16.         Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding or of any claim, issue or matter therein, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Indemnitee shall be covered by such policy or policies in accordance with its or their terms.

17.         No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee is entitled to or has otherwise actually received such payment under any contract, agreement or insurance policy, the Certificate of Incorporation or By-laws of the Company, or otherwise. Indemnitee hereby releases the Company and its respective authorized representatives from any claims for indemnification hereunder if and to the extent that Indemnitee receives proceeds from any liability insurance policy or other third-party source in payment or reimbursement for such Proceeding or claims. Indemnitee hereby agrees to assign all proceeds Indemnitee receives under any such insurance policy or third-party agreement to the extent of the amount of indemnification made to Indemnitee under the terms of this Agreement.

18.         Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

19.         Exceptions. Notwithstanding any other provision in this Agreement, but except as provided in Section 11(d), the Company shall not be obligated pursuant to the terms of this Agreement, to indemnify or advance Expenses to Indemnitee with respect to any Proceeding, or any claim, issue or matter therein, (i) brought or made by Indemnitee, unless the bringing of such Proceeding or the making of such claim, issue or matter shall have been approved by the Board of Directors of the Company, (ii) in which a final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute, (iii) if a final adjudication establishes that the Indemnitee’s acts or omissions involved a breach of Indemnitee’s fiduciaries duties or intentional misconduct, fraud or a knowing violation of the law, or (iv) charging an improper personal benefit to Indemnitee and Indemnitee is adjudged liable on that basis, unless, in each case, the Delaware Court of Chancery or other court in which such Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses.

20.         Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given or made in writing (a) three business days after being deposited in the United States mail, with return receipt requested and postage thereon prepaid, (b) upon delivery, when delivered personally or by overnight national courier or express delivery, or (c) upon delivery, when sent by facsimile and provided confirmation of receipt is obtained, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company. Any such notice or communication to the Company shall be addressed to the Secretary of the Company at the address of the Company’s principal executive office set forth in the Company’s most recent periodic or current filing under the Act.

21.         Contractual Rights. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement, and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

22.         Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable, and any provision or provisions held to be invalid, illegal or unenforceable for any reason whatsoever shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

23.         Successors; Binding Agreement. The Company shall use its commercially reasonable efforts to cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 23 or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law. This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company).

24.         Counterparts, Modification, Headings, Gender.

(a)           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

(b)           No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate authorized officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

(c)           Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

(d)           Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

25.         Exclusive Jurisdiction; Governing Law. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Delaware courts, and if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee (i) expressly submit themselves to the personal jurisdiction of the Delaware courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) irrevocably appoint, to the extent such party is not a resident of the State of Delaware, CT Corporation Systems, 1209 Orange Street, Wilmington, Delaware 19801, as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware courts has been brought in an improper or otherwise inconvenient forum.

26.         Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) six years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company or director, officer, employee or agent of any other corporation, partnership, joint venture, trust, or other enterprise which Indemnitee served at the request of the Company; or (b) one year after the final, nonappealable termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

27.         Contribution. If it is established, under Section 9 or otherwise, that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement, will contribute to the amount Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect:

(a)           the relative benefits Indemnitee and the Company have received as a result of the event(s) or transactions(s) giving rise to that Proceeding; or

(b)           the relative fault of Indemnitee and of the Company and its other functionaries in connection with those event(s) or transaction(s).

28.         Effect of Federal Law. Both the Company and Indemnitee acknowledge that in certain instances, federal law will override Delaware law and prohibit the Company from indemnifying its officers and directors. The Company and Indemnitee specifically acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal law prohibits indemnification for certain violations of the Employee Retirement Income Security Act.

29.         Savings Clause. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The provisions of this Agreement (including any provision within a single section, paragraph or sentence) shall be severable in accordance with this Section 29. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law, and this Agreement shall remain enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.

NOVAVAX, INC.

By:
Rahul Singhvi
President and Chief
Executive Officer

INDEMNITEE

Print Name:

EXHIBIT A
INDEMNITEE’S UNDERTAKING

___________, 20__

Novavax, Inc.
9920 Belward Campus Drive
Rockville, MD 20850

Re: Indemnity Agreement

Ladies and Gentlemen:

Reference is made to the Indemnity Agreement dated as of January 1, 2010 by and between Novavax, Inc. and the undersigned Indemnitee (the “Agreement”), and particularly to Section 7 thereof relating to the advancement by the Company of certain Expenses incurred by the undersigned Indemnitee. Capitalized terms used and not otherwise defined in this Indemnitee’s Undertaking shall have the respective meanings given to such terms in the Agreement.

The types and amounts of Expenses incurred by or on behalf of the undersigned Indemnitee are itemized on Attachment I to this Indemnitee’s Undertaking. The undersigned Indemnitee hereby requests that the total amount of these Expenses (the “Advanced Amount”) be paid by the Company in advance of the final disposition of such Proceeding in accordance with the Agreement.

The undersigned Indemnitee hereby agrees to repay the Advanced Amount to the Company to the extent that it is determined, following the final disposition of such Proceeding and in accordance with Section 9, that the undersigned Indemnitee is not entitled to be indemnified therefor by the Company.

Very truly yours,

Signature
Name of Indemnitee (Type or Print)

ATTACHMENT I TO
INDEMNITEE’S UNDERTAKING

ITEMIZATION OF
TYPES AND AMOUNTS OF EXPENSES

Attached hereto are receipts, statements or invoices for the following qualifying Expenses which Indemnitee represents have been incurred by Indemnitee in connection with a Proceeding:

Type Amount

1.

Total Advanced Amount